                                                                 EXHIBIT 23(h)22


                                     FORM OF
                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of April 4, 2001, by and between Fifth Third Funds ("Fifth Third"), a Massachusetts business trust, on behalf of the Fifth Third Funds as identified herein and the Kent Funds ("Kent"), a Massachusetts business trust on behalf of the Kent Funds as identified herein. The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

PLAN OF REORGANIZATION

         (a) Kent will sell, assign, convey, transfer and deliver to Fifth Third, and Fifth Third will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in the following funds:

         Kent Growth and Income Fund ("Kent Growth and Income")
         Kent Index Equity Fund ("Kent Index Equity")
         Kent Large Company Growth Fund ("Kent Large Company Growth")
         Kent Small Company Growth Fund ("Kent Small Company Growth")
         Kent International Growth Fund ("Kent International Growth")
         Kent Income Fund ("Kent Income")
         Kent Intermediate Bond Fund ("Kent Intermediate Bond")
         Kent Short Term Bond Fund ("Kent Short Term Bond")
         Kent Tax-Free Income Fund ("Kent Tax-Free Income")
         Kent Intermediate Tax-Free Fund ("Kent Intermediate Tax-Free")
         Kent Michigan Municipal Bond Fund ("Kent Michigan Municipal Bond")
         Kent Money Market Fund ("Kent Money Market")
         Kent Government Money Market Fund ("Kent Government Money Market")
         Kent Michigan Municipal Money Market Fund ("Kent Michigan Municipal Money Market")
         Lyon Street Institutional Money Market Fund ("Lyon Street Institutional Money Market")

   (such funds each are a "Kent Fund" and are collectively the "Kent Funds").

Such acquisition is to be made by the following funds:

         Fifth Third Large Cap Value Fund ("Fifth Third Large Cap Value") Fifth Third Equity Index Fund ("Fifth Third Equity Index")
         Fifth Third Large Cap Growth Fund ("Fifth Third Large Cap Growth") Fifth Third Small Cap Growth Fund ("Fifth Third Small Cap Growth") Fifth Third International GDP Fund ("Fifth Third International GDP") Fifth Third Long Term Bond Fund ("Fifth Third Long Term Bond")
         Fifth Third Intermediate Bond Fund ("Fifth Third Intermediate Bond")

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         Fifth Third Short Term Bond Fund ("Fifth Third Short Term Bond")
         Fifth Third Municipal Bond Fund ("Fifth Third Municipal Bond")
         Fifth Third Intermediate Municipal Bond Fund ("Fifth Third Intermediate Municipal Bond")
         Fifth Third Michigan Municipal Bond Fund ("Fifth Third Michigan Municipal Bond")
         Fifth Third Prime Money Market Fund ("Fifth Third Prime Money Market") Fifth Third Institutional Government Money Market Fund ("Fifth Third Institutional Government Money Market")
         Fifth Third Michigan Municipal Money Market Fund ("Fifth Third Michigan Municipal Money Market")
         Fifth Third Institutional Money Market Fund ("Fifth Third Institutional Money Market")


       (such funds each are a "Fifth Third Fund" and are collectively the
                             "Fifth Third Funds").

For purposes of this Agreement the respective Kent Funds correspond to the Fifth Third Funds as follows:

------------------------------------------------------------------------------------------------------
Kent Growth and Income                        Fifth Third Large Cap Value
------------------------------------------------------------------------------------------------------
Kent Index Equity                             Fifth Third Equity Index
------------------------------------------------------------------------------------------------------
Kent Large Company Growth                     Fifth Third Large Cap Growth
------------------------------------------------------------------------------------------------------
Kent Small Company Growth                     Fifth Third Small Cap Growth
------------------------------------------------------------------------------------------------------
Kent International Growth                     Fifth Third International GDP
------------------------------------------------------------------------------------------------------
Kent Income Fund                              Fifth Third Long Term Bond
------------------------------------------------------------------------------------------------------
Kent Intermediate Bond                        Fifth Third Intermediate Bond
------------------------------------------------------------------------------------------------------
Kent Short Term Bond                          Fifth Third Short Term Bond
------------------------------------------------------------------------------------------------------
Kent Tax-Free Income                          Fifth Third Municipal Bond
------------------------------------------------------------------------------------------------------
Kent Intermediate Tax-Free                    Fifth Third Intermediate Municipal Bond
------------------------------------------------------------------------------------------------------
Kent Michigan Municipal Bond                  Fifth Third Michigan Municipal Bond
------------------------------------------------------------------------------------------------------
Kent Money Market                             Fifth Third Prime Money Market
------------------------------------------------------------------------------------------------------
Kent Government Money Market                  Fifth Third Institutional Government Money Market
------------------------------------------------------------------------------------------------------
Kent Michigan Municipal Money Market          Fifth Third Michigan Municipal Money Market
------------------------------------------------------------------------------------------------------
Lyon Street Institutional Money Market        Fifth Third Institutional Money Market
------------------------------------------------------------------------------------------------------


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         In consideration therefor, each Fifth Third Fund shall, on the Exchange
Date, assume all of the liabilities of the corresponding Kent Fund and transfer to the corresponding Kent Fund a number of full and fractional units of beneficial interest ("Fifth Third Shares"), such Shares Fifth Third
Institutional or Investment A Shares of the corresponding Fifth Third Fund (collectively, "Fifth Third Shares") having an aggregate net asset value equal to the value of all of the assets of each Kent Fund transferred to the corresponding Fifth Third Fund on such date less the value of all of the liabilities of each Kent Fund assumed by the corresponding Fifth Third Fund on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, each Kent Fund in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Fifth Third Shares received by it, each shareholder being entitled to receive that number of Fifth Third Shares equal to the proportion which the number of units of beneficial interest ("Kent Shares") of the Kent Fund held by such shareholder bears to the number of such Kent Shares of the Kent Fund outstanding on such date. Kent Fund shareholders of record holding Kent Institutional Shares will receive Fifth Third Institutional Shares; Kent Fund shareholders of record holding Kent Investment Shares will receive Fifth Third Class A Shares.

AGREEMENT

         Fifth Third and Kent represent, warrant and agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF KENT. Each of Kent and each Kent Fund represent and warrant to and agree with Fifth Third and each Fifth Third Fund that:

         (a) Kent is a business trust validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Each of Kent and each Kent Fund is not required to qualify as a foreign association in any jurisdiction where the failure to so qualify would have a material adverse effect on Kent or the Kent Funds. Kent and each Kent Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except for shareholder approval and as otherwise described in Section 1(l).

         (b) Kent is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each Kent Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company through the Exchange Date. Each Kent Fund has been a regulated investment company under such sections of the Code at all times since its inception.



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

         (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for each Kent Fund at and for the year ended December 31, 2000, such statements and schedules having been audited by KPMG LLP, independent accountants to Kent, have been furnished to Fifth Third. Such statements of assets and liabilities and schedule fairly present the financial position of each Kent Fund as of their respective dates and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles. The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each Kent Fund for the six-month period ended June 30, 2001, which are unaudited, have also been furnished to Fifth Third. Such statements of assets and liabilities and schedules fairly present the financial position of the Kent Funds as of their respective dates, and said statements of operations and changes in net assets fairly reflect the results of its operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles.

         (d) The prospectus of the Kent Funds dated May 1, 2000 and the prospectus of the Lyon Street Institutional Money Market Fund dated June 1, 1999 as amended and restated June 22, 2000 (collectively, the "Kent Prospectuses") and the Statements of Additional Information for the Kent Funds dated May 1, 2000 and for the Lyon Street Institutional Money Market Fund dated June 1, 1999 and amended and restated February 22, 2000, both on file with the Securities and Exchange Commission, which have been previously furnished to Fifth Third, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Kent or any Kent Fund, overtly threatened against Kent or any Kent Fund which assert liability on the part of Kent or any Kent Fund.

         (f) There are no material contracts outstanding to which Kent, with respect to the Kent Funds, or any Kent Fund is a party, other than as disclosed in the Kent Prospectuses and the corresponding Statements of Additional Information or in the Registration Statement and the Proxy Statement.

         (g) Neither Kent, with respect to the Kent Funds, nor any Kent Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of December 31, 2000, and those incurred in the ordinary course of Kent's business as an investment company since that date. Prior to the Exchange Date, Kent will advise Fifth Third of all known material liabilities, contingent or otherwise, incurred by it, with respect to the Kent Funds, and each Kent Fund subsequent to December 31, 2000, whether or not incurred in the ordinary course of business.



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

         (h) As used in this Agreement, the term "Investments" shall mean each Kent Fund's investments shown on the schedule of its portfolio investments as of December 31, 2000, referred to in Section 1(c) hereof, as supplemented with such changes as Kent or each Kent Fund shall make after December 31, 2000, which changes shall be disclosed to Fifth Third, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

         (i) Each Kent Fund has filed or will file all federal and other tax returns which, to the knowledge of Kent's officers, are required to be filed by each Kent Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by each Kent Fund. To the best of such officers' knowledge, all tax liabilities of each Kent Fund have been adequately provided for on its books, and no tax deficiency or liability of any Kent Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (j) As of both the Valuation Time and the Exchange Date and subject to shareholder approval and otherwise as described in Section 1(l), Kent on behalf of each Kent Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each Kent Fund to be transferred to the corresponding Fifth Third Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, Fifth Third will, on behalf of each Fifth Third Fund, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Kent or a Kent Fund and, except as imposed by federal or state securities law, without any restrictions upon the transfer thereof.

         (k) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Kent on behalf of the Kent Funds or any Kent Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

         (l) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Fifth Third on Form N-14 relating to the Fifth Third Shares issuable hereunder, and the proxy statement of Kent included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Kent and the Kent Funds, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third, insofar as it relates to Kent and the Kent Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement, or any amendments or supplements thereto made in reliance upon or in conformity with information furnished by Fifth Third, or any Fifth Third Fund, for use in the Registration Statement, Prospectus, or Proxy Statement or furnished on or behalf of Fifth Third Asset Management Inc. ("Fifth Third Asset Management") for use therein. For these purposes, information shall be provided "on behalf" of Fifth Third Asset Management if furnished by it or an affiliate or by another person with the approval of Fifth Third Asset Management or the affiliate.

         (m) All of the issued and outstanding Kent Shares of each Kent Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws.

         2. REPRESENTATIONS AND WARRANTIES OF FIFTH THIRD. Each of Fifth Third and each Fifth Third Fund jointly and severally represent and warrant to and agree with Kent and each Kent Fund that:

         (a) Fifth Third is a business trust validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. Fifth Third and each Fifth Third Fund is not required to qualify as a foreign association in any jurisdiction. Fifth Third and each Fifth Third Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(i).

         (b) Fifth Third is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each Fifth Third Fund that has had active operations prior to the Exchange Date, has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its current tax year. Each Fifth Third Fund that has had actual operations prior to the Exchange Date has been a regulated investment company under such sections of the Code at all times since its inception. Fifth Third Large Cap Value, Fifth Third Equity Index, Fifth Third Large Cap Growth, Fifth Third Small Cap Growth, Fifth Third International GDP, Fifth Third Tax-Free Bond, Fifth Third Michigan Municipal Bond, Fifth Third Institutional Government Money Market, and Fifth Third Michigan Municipal Money Market, which have not had active operations prior to the Exchange Date, intend to qualify as regulated investment companies under
Part I of Subchapter M of the Code.

         (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each Fifth

Third Fund for the year ended July 31, 2000, such statements and schedules having been audited by Arthur Andersen LLP, independent accountants to Fifth Third, have been furnished to Kent. Such financial statements present fairly the financial position of Fifth Third as of the dates indicated and the results of their operations for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

         (d) The prospectuses of the Fifth Third Funds dated November 30, 2000 and May 28, 2001, (collectively, the "Fifth Third Prospectuses"), and the Statements of Additional Information for the Fifth Third Funds, dated December 1, 2000 and May 28, 2001 and on file with the Securities and Exchange Commission, which have been previously furnished to Kent, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Fifth Third or any Fifth Third Fund, overtly threatened against Fifth Third or any Fifth Third Fund which assert liability on the part of Fifth Third or any Fifth Third Fund.

         (f) There are no material contracts outstanding to which Fifth Third or any Fifth Third Fund is a party, other than as disclosed in the Fifth Third Prospectus and the corresponding Statement of Additional Information or in the Registration Statement.

         (g) Neither Fifth Third nor any Fifth Third Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of July 31, 2000, referred to above and those incurred in the ordinary course of the business of Fifth Third as an investment company or any Fifth Third Fund since such date. Prior to the Exchange Date, Fifth Third will advise Kent of all known material liabilities, contingent or otherwise, incurred by it and each Fifth Third Fund subsequent to July 31, 2000, whether or not incurred in the ordinary course of business.

         (h) Each Fifth Third Fund has filed or will file all federal and other tax returns which, to the knowledge of Fifth Third's officers, are required to be filed by each Fifth Third Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by each Fifth Third Fund. To the best of such officers' knowledge, all tax liabilities of each Fifth Third Fund have been adequately provided for on its books, and no tax deficiency or liability of any Fifth Third Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

         (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by Fifth Third or any Fifth Third Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

         (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), Fifth Third on behalf of each Fifth Third Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of each Kent Fund to be transferred to the corresponding Fifth Third Fund pursuant to this Agreement.

         (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fifth Third and the Fifth Third Funds: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third or any Fifth Third Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement or any amendments or supplements thereto made in reliance upon or in conformity with information furnished by Kent, or any Kent Fund, for use in the Registration Statement, Prospectus, or Proxy Statement or furnished on or behalf of Lyon Street Asset Management Company ("Lyon Street Asset Management") for use therein. For these purposes, information shall be provided "on behalf" of Lyon Street Asset Management if furnished by it or an affiliate or by another person with the approval of Lyon Street Asset Management or the affiliate.

         (l) Fifth Third Shares to be issued to each Kent Fund have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by Fifth Third and no shareholder of Fifth Third will have any preemptive right of subscription or purchase in respect thereof.

         (m) The issuance of Fifth Third Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

         (n) Each of Fifth Third Long Term Bond, Fifth Third Intermediate Bond, Fifth Third Intermediate Municipal Bond, and Fifth Third Prime Money Market is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code. Fifth Third Large Cap Value, Fifth Third Equity Index, Fifth Third Large Cap Growth, Fifth Third Small Cap Growth, Fifth Third International GDP, Fifth Third Municipal Bond, Fifth Third Short Term Bond, Fifth Third Michigan Municipal Bond, Fifth Third Institutional Government Money Market, Fifth Third Institutional Money Market and Fifth Third Michigan Municipal Money Market, upon filing of their first income tax returns at the completion of their first taxable year will elect to be regulated investment companies and until such time will take all steps necessary to ensure qualification as regulated investment companies under Sections 851 and 852 of the Code.

         (o) Fifth Third through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Kent and each Kent Fund in completing each of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and
(b) of this Agreement.

         (p) Fifth Third has valued, and will continue to value, its portfolio securities and other assets in accordance with applicable legal requirements.

         (q) Fifth Third shall operate its business in the ordinary course between the date hereof and the Exchange Date of the Reorganization. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and any other distributions deemed advisable.

         3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of each Kent Fund and to the other terms and conditions contained herein (including each Kent Fund's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Kent and each Kent Fund agree to sell, assign, convey, transfer and deliver to the corresponding Fifth Third Fund, and each Fifth Third Fund agrees to acquire from the corresponding Kent Fund, on the Exchange Date all of the Investments and all of the cash and other assets of each Kent Fund in exchange for that number of Fifth Third Shares of the corresponding Fifth Third Fund provided for in Section 4 and the assumption by the corresponding Fifth Third Fund of all of the liabilities of the Kent Fund, whether accrued, absolute, contingent or otherwise, which liabilities shall include, without limitation, all obligations of each Kent Fund to indemnify the Trustees of Kent acting in their capacities with respect to any claim alleging any breach of fiduciary duty with respect to the transactions contemplated by this Agreement to the fullest extent permitted by law and Kent's Restated Declaration of Trust as in effect on the date hereof. Pursuant to this Agreement, such Kent Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Fifth Third Shares received by it to its shareholders in exchange for their Kent Shares of such Kent Fund.

         (b) Kent, on behalf of each Kent Fund, will pay or cause to be paid to the corresponding Fifth Third Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the Fifth Third Funds hereunder. Kent, on behalf of each Kent Fund, will transfer to the corresponding Fifth Third Fund any rights, stock dividends or other securities received by Kent or any Kent Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to each Fifth Third Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of the Kent Fund acquired by the corresponding Fifth Third Fund.

         (c) Fifth Third shall file a post-effective amendment (the "N-1A Post-Effective Amendment") to its registration statement on Form N-1A (Files Nos. 33-24848 and 811-5669)
with the SEC, and with the appropriate state securities commissions, as promptly as practicable so that all Fifth Third Funds and their shares are registered under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In addition, Fifth Third shall file the Registration Statement, and Kent shall file the Proxy, with the SEC, and with the appropriate state securities commissions, relating to the matters described in Section (a) of this Agreement as promptly as practicable. Fifth Third and Kent have cooperated and shall continue to cooperate with each other, and have furnished and shall continue to furnish each other with the information relating to itself that is required by the 1933 Act, the 1940 Act, the 1934 Act, as amended, the rules and regulations relating to these acts and state securities laws, to be included in the N-1A Post-Effective Amendment, the Registration Statement and the Proxy.

         4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, Fifth Third will deliver to Kent a number of Fifth Third Shares having an aggregate net asset value equal to the value of the assets attributable to each class of Kent Shares of the corresponding Kent Fund acquired by each Fifth Third Fund, less the value of the liabilities of such Kent Fund assumed, determined as hereafter provided in this Section 4.

         (a) Subject to Section 4(d) hereof, the value of each Kent Fund's net assets will be computed as of the Valuation Time using the valuation procedures set forth in the Kent Prospectuses and Statements of Additional Information. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by Kent, provided that such determinations shall be subject to the approval of Fifth Third. In no event shall the same security held by both Kent and Fifth Third be valued at different prices. It is understood and agreed that the value of the assets of the Kent Money Market Fund, Kent Government Money Market Fund, Kent Michigan Municipal Money Market Fund and the Lyon Street Institutional Money Market Fund (each a "Reorganized Money Market Fund") and the value of the shares of the corresponding Fifth Third Funds for purposes of sales and redemptions shall be based on the amortized cost valuation procedures that have been adopted by the Board of Trustees of Kent; provided that if the difference between the per share net asset values of a Reorganized Money Market Fund and its corresponding Fifth Third Fund exceeds $.0025 at the Valuation Time, as computed by using such market values in accordance with the policies and procedures established by Fifth Third (or as otherwise mutually determined by the Board of Trustees of Kent and Fifth Third), either the Board of Trustees of Kent or the Board of Trustees of Fifth Third shall have the right to postpone the Valuation Time and Exchange Date with respect to such Reorganized Money Market Fund until such time as the per share difference is less than $.0025.

         (b) Subject to Section 4(d) hereof, the net asset value of a share of each Fifth Third Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the Fifth Third Prospectuses for the particular Fifth Third Fund. All computations shall be made by Fifth Third in cooperation with KPMG LLP and Arthur Andersen LLP.

         (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on Friday, October 26, 2001 for all of the Kent Funds, or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

         (d) No formula will be used to adjust the net asset value of any Kent Fund or Fifth Third Fund to take into account differences in realized and unrealized gains and losses.

         (e) Each Fifth Third Fund shall issue its Fifth Third Shares to the corresponding Kent Fund on one share deposit receipt registered in the name of the corresponding Kent Fund. Each Kent Fund shall distribute in liquidation the Kent Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to Fifth Third's transfer agent which will as soon as practicable set up open accounts for each Kent Fund shareholder in accordance with written instructions furnished by Kent.

         (f) Each Fifth Third Fund shall assume all liabilities of the corresponding Kent Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the corresponding Kent Fund or otherwise, except that recourse for assumed liabilities relating to a particular Kent Fund will be limited to the corresponding Fifth Third Fund.

         5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5(e), all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by Fifth Third and Kent of the transactions contemplated by this Agreement will be borne by Fifth Third Bank, including the costs of proxy materials, proxy solicitation, filing fees and accounting and legal expenses; provided, however, that such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of any Fifth Third Fund or any Kent Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be borne by the party incurring such fees and expenses.

         (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Kent being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Kent's obligations referred to in Section 8(a) or Section 10), Kent shall pay directly all reasonable fees and expenses incurred by Fifth Third in connection with such transactions, including, without limitation, legal, accounting and filing fees.

         (c) In the event the transactions contemplated by this Agreement are not consummated by reason of Fifth Third being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Fifth Third's obligations referred to in Section 8(a) or Section 9), Fifth Third shall pay directly all reasonable fees and expenses incurred by Kent in connection with such transactions, including without limitation legal, accounting and filing fees.

         (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) Fifth Third or Kent being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Kent's or Fifth Third's obligations referred to in Section 8(a),
Section 9 or Section 10 of this Agreement, then each of Kent and Fifth Third shall bear the expenses it has actually incurred in connection with such transactions.

         (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

         6. PERMITTED ASSETS. Fifth Third and Kent agree to review the assets of the Kent Funds to ensure that at any time prior to the Exchange Date the assets of any Kent Fund do not include any assets that the corresponding Fifth Third Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by any Kent Fund, is unsuitable for the corresponding Fifth Third Fund to acquire.

         7. EXCHANGE DATE. Delivery of the assets of the Kent Funds to be transferred, assumption of the liabilities of the Kent Funds to be assumed, and the delivery of Fifth Third Shares to be issued shall be made on Monday, October 29, 2001 at 10:00 a.m. or at such other times and dates agreed to by Kent and Fifth Third, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

         8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Kent agrees to call a special meeting of the shareholders of each Kent Fund as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of each Kent Fund to and the assumption of all of the liabilities of each Kent Fund by the corresponding Fifth Third Fund as herein provided, approving this Agreement, and authorizing the liquidation and dissolution of each Kent Fund, and, except as set forth in
Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the Kent Shares of each Kent Fund shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Kent's Articles of Incorporation and Bylaws at such a meeting on or before the Valuation Time.

         (b) Kent and each Kent Fund agree that the liquidation of each Kent Fund will be effected in the manner provided in Kent's Restatement of Declaration of Trust and Bylaws in accordance with applicable law, that it will not make any distributions of any Fifth Third Shares to the shareholders of a Kent Fund without first paying or adequately providing for the payment of all of such Kent Fund's known debts, obligations and liabilities.

         (c) Each of Fifth Third and Kent will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940

Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

         9. CONDITIONS TO FIFTH THIRD'S OBLIGATIONS. The obligations of Fifth Third and each Fifth Third Fund hereunder shall be subject to the following conditions:

         (a) That this Agreement shall have been approved and the transactions contemplated hereby, including the liquidation of the Kent Funds, shall have been approved by the shareholders of each Kent Fund in the manner required by law.

         (b) Kent shall have furnished to Fifth Third a statement of each Kent Fund's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Kent's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any Kent Fund since December 31, 2000, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Kent Shares of the Kent Funds, dividends paid or losses from operations.

         (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Kent and each Kent Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, Kent and each Kent Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Kent shall have furnished to Fifth Third a statement, dated the Exchange Date, signed by Kent's President (or any Vice President) and Treasurer certifying those facts as of such dates.

         (d) Kent shall have delivered to Fifth Third a letter from KPMG LLP dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of each Kent Fund for the year ended December 31, 2000 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of each Kent Fund for the periods covered thereby, or that each Kent Fund would not qualify as a regulated investment company for federal income tax purposes.

         (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

         (f) Fifth Third shall have received an opinion of Drinker Biddle & Reath LLP, in form reasonably satisfactory to Fifth Third and dated the Exchange Date, to the effect that (i) Kent is a business trust validly existing under the laws of The Commonwealth of Massachusetts, (ii) this Agreement has been duly authorized, executed, and delivered by Kent on behalf of the Kent Funds and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Fifth Third, is a valid and binding obligation of Kent with respect to the Kent Funds, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall not be required to express an opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, or with respect to the provisions of this Agreement intended to limit liability for particular matters to a Kent Fund and its assets, (iii) Kent has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Kent and each Kent Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to Fifth Third, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Kent's Restatement of Declaration of Trust and Bylaws or any provision of any material agreement known to such counsel (without any independent inquiry or investigation) to which Kent, with respect to the Kent Funds, or any Kent Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Kent's Restatement of Declaration of Trust and Bylaws, such counsel may rely upon a certificate of an officer of Kent whose responsibility it is to advise Kent with respect to such matters, and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Kent on behalf of the Kent Funds or any Kent Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to Fifth Third's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to Fifth Third.

         (g) Fifth Third shall have received an opinion of Ropes & Gray, counsel to Fifth Third, addressed to Fifth Third and each Fifth Third Fund, and to Kent and each Kent Fund in form reasonably satisfactory to Fifth Third and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) the transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Fifth Third Fund and the Kent Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Fifth Third Fund upon the receipt of the assets of the Kent Fund in exchange for Fifth Third Shares and the assumption by the Fifth Third Fund of the liabilities of the Kent Fund; (iii) the basis in the hands of the Fifth Third Fund of the assets of the Kent Fund transferred to the Fifth Third Fund in a transaction will be the same as the basis of such assets in the hands of the Kent Fund immediately prior to the transfer; (iv) the holding periods of the assets of the Kent Fund in the hands of the Fifth Third Fund will include the periods during which such assets were held by the Kent Fund; (v) no gain or loss will be recognized by the Kent Fund upon the transfer of the Kent Fund's assets to the Fifth Third Fund in exchange for Fifth Third Shares and the assumption by the Fifth Third Fund of the liabilities of the Kent Fund, or upon the distribution of Fifth Third Shares by the Kent Fund to its shareholders in liquidation; (vi) no gain or loss will be recognized by the Kent Fund's shareholders upon the exchange of their Kent Shares for Fifth Third Shares; (vii) the aggregate basis of Fifth Third Shares the Kent shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Kent Shares exchanged therefor; (viii) a Kent shareholder's holding period for his or her Fifth Third Shares will be determined by including the period for which he or she held the Kent Shares exchanged therefor, provided that he or she held such Kent Shares as capital assets; and (ix) the Fifth Third Fund will succeed to and take into account the items of the Kent Fund described in Section 381(c) of the Code. The Fifth Third Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

         (h) Subject to the parties' compliance with Section 6 hereof, the assets of each Kent Fund to be acquired by the corresponding Fifth Third Fund will include no assets which the corresponding Fifth Third Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the Fifth Third Prospectuses in effect on the Exchange Date, may not properly acquire. Fifth Third shall not change the Fifth Third Declaration of Trust and the Fifth Third Prospectuses so as to restrict permitted investments for each Fifth Third Fund except as required by the Commission or any state regulatory authority.

         (i) The Registration Statement and the N-1A Post-Effective Amendment shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third, contemplated by the Commission and or any state regulatory authority.

         (j) All proceedings taken by Kent in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Fifth Third.

         (k) Prior to the Exchange Date, each Kent Fund (other than a Kent Fund that will combine with a Fifth Third Fund in a manner qualifying for treatment under Section 368(a)(1)(F) of the Code) shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended December 31, 2000 and the short taxable year beginning January 1, 2000 and ending on the Exchange Date (computed without regard to any deduction for dividends paid), and all of the Kent Fund's net capital gain realized in its taxable year ended December 31, 2000 and the short taxable year beginning on January 1, 2000 and ending on the Exchange Date (after reduction for any capital loss carryover).

         (l) Kent shall have furnished to Fifth Third a certificate, signed by the President (or any Vice President) and the Treasurer of Kent, as to the tax cost to Kent of the securities delivered to

Fifth Third pursuant to this Agreement, together with any such other evidence as to such tax cost as Fifth Third may reasonably request.

         (m) Kent Funds' custodian shall have delivered to Fifth Third a certificate identifying all of the assets and tax costs of each Kent Fund held by such custodian as of the Valuation Time.

         (n) Kent Funds' transfer agent shall have provided to Fifth Third's transfer agent (i) the originals or true copies of all of the records of each Kent Fund in the possession of such Kent transfer agent as of the Exchange Date,
(ii) a record specifying the number of Kent Shares of each Kent Fund outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Kent Shares of each Kent Fund and the number of Kent Shares held of record by each such shareholder as of the Valuation Time. Kent's transfer agent shall also have provided Fifth Third with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

         (o) All of the issued and outstanding Kent Shares of each Kent Fund shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Kent or any Kent Fund or its transfer agent by Fifth Third or its agents shall have revealed otherwise, either (i) Kent and each Kent Fund shall have taken all actions that in the reasonable opinion of Fifth Third are necessary to remedy any prior failure on the part of Kent to have offered for sale and sold such Kent Shares in conformity with such laws or (ii) Kent shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of Fifth Third in amounts sufficient and upon terms satisfactory, in the opinion of Fifth Third or its counsel, to indemnify Fifth Third against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Kent to have offered and sold such Kent Shares in conformity with such laws.

         (p) Fifth Third shall have received from Arthur Andersen LLP a letter addressed to Fifth Third dated as of the Exchange Date reasonably satisfactory in form and substance to Fifth Third and Kent to the effect that, on the basis of limited procedures agreed upon by Fifth Third and Kent and described in such letter (but not an examination in accordance with generally accepted auditing standards), as of the Valuation Time the value of the assets of each Kent Fund to be exchanged for the Fifth Third Shares have been determined in accordance with the valuation procedures for the corresponding Fifth Third Fund as set forth in the Fifth Third Prospectuses and Statements of Additional Information.

         (q) Kent shall have duly executed and delivered to Fifth Third bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as Fifth Third may deem necessary or desirable to transfer all of Kent's and each Kent Fund's entire right, title and interest in and to the Investments and all other assets of each Kent Fund.

         10. CONDITIONS TO KENT'S OBLIGATIONS. The obligations of Kent and each Kent Fund hereunder shall be subject to the following conditions:

         (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation of the Kent Funds, shall have been approved by the shareholders of each Kent Fund in the manner required by law.

         (b) Fifth Third shall have furnished to Kent a statement of each Fifth Third Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on Fifth Third's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any Fifth Third Fund since July 31, 2000, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

         (c) Fifth Third shall have executed and delivered to Kent an Assumption of Liabilities dated as of the Exchange Date pursuant to which each Fifth Third Fund will assume all of the liabilities of the corresponding Kent Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

         (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Fifth Third and each Fifth Third Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, Fifth Third and each Fifth Third Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates, and Fifth Third shall have furnished to Kent a statement, dated the Exchange Date, signed by Fifth Third's President (or any Vice President) and Treasurer certifying those facts as of such dates and further certifying that, to their best knowledge, the assets of each Kent Fund transferred to a Fifth Third Fund under this Agreement include only assets which such Fifth Third Fund may properly acquire under its investment policies, limitations and objectives and may otherwise be lawfully acquired by such Fifth Third Fund.

         (e) There shall not be any material litigation pending or threatened with respect to the matters contemplated by this Agreement.

         (f) Kent shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Kent and dated the Exchange Date, to the effect that
(i) Fifth Third is a business trust validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, neither Fifth Third nor any Fifth Third Fund is required to qualify to do business as a foreign association in any jurisdiction, (ii) the Fifth Third Shares to be delivered to Kent as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Fifth Third and no shareholder of Fifth

Third has any preemptive right to subscription or purchase in respect thereof,
(iii) this Agreement has been duly authorized, executed and delivered by Fifth Third and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Kent, is a valid and binding obligation of Fifth Third, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Fifth Third's Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which Fifth Third or any Fifth Third Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Fifth Third's Declaration of Trust, as amended, Bylaws or then-current prospectus or statement of additional information of each Fifth Third Fund, such counsel may rely upon a certificate of an officer of Fifth Third whose responsibility it is to advise Fifth Third with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Fifth Third or any Fifth Third Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Kent's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

         (g) Kent shall have received an opinion of Ropes & Gray addressed to Kent and each Kent Fund in a form reasonably satisfactory to Kent and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), with respect to the matters specified in
Section 9(g) of this Agreement.

         (h) All proceedings taken by Fifth Third in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Kent.

         (i) The Registration Statement and the N-1A Post-Effective Amendment shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third, contemplated by the Commission or any state regulatory authority.

         (j) At the Exchange Date, each of the Kent Funds will have sold such of its assets, if any, if informed by Fifth Third in writing that such sale is necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, each of the Fifth Third Funds designated as a "diversified company" will remain a "diversified company" within the meaning of
Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the Fifth Third Prospectuses previously furnished to Kent.

         (k) Kent shall have received from Fifth Third Asset Management Inc., a written undertaking that during the first twelve months following the Exchange Date it will waive fees and reimburse expenses to the extent necessary so that the ratios of operating expenses (excluding interest, taxes, brokerage commissions, litigation expense and extraordinary expenses) to average net assets do not exceed the percentages set forth below:



               FUND NAME                   INSTITUTIONAL             A
               ---------                   -------------          -------

FIFTH THIRD LARGE CAP VALUE                    0.91%               1.16%

FIFTH THIRD EQUITY INDEX                       0.40%               0.65%

FIFTH THIRD LARGE CAP GROWTH                   0.93%               1.18%

FIFTH THIRD SMALL CAP GROWTH                   0.91%               1.16%

FIFTH THIRD INTERNATIONAL GDP                  1.00%               1.25%

FIFTH THIRD LONG TERM BOND                     0.79%               1.04%

FIFTH THIRD INTERMEDIATE BOND                  0.74%               0.99%

FIFTH THIRD SHORT TERM BOND                    0.73%               0.88%

FIFTH THIRD MUNICIPAL BOND                     0.78%               1.03%

FIFTH THIRD INTERMEDIATE MUNICIPAL BOND        0.72%               0.97%

FIFTH THIRD MICHIGAN MUNICIPAL BOND            0.68%               0.83%

FIFTH THIRD PRIME MONEY MARKET                 0.51%               0.76%

FIFTH THIRD INSTITUTIONAL GOVERNMENT           0.39%               0.64%
MONEY MARKET

FIFTH THIRD MICHIGAN MUNICIPAL MONEY           0.53%               0.78%
MARKET

FIFTH THIRD INSTITUTIONAL MONEY MARKET         0.22%               0.47%


         11. INDEMNIFICATION. (a) Kent will indemnify and hold harmless Fifth Third, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Kent or any Kent Fund contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Kent or any Kent Fund required to be stated therein or necessary to make the statements relating to Kent or any Kent Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Kent. The Indemnified Parties will notify Kent in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(a). Kent shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Kent elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Kent's and the Kent Funds' obligation under this
Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Kent Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

         (b) Fifth Third will indemnify and hold harmless Kent, its directors and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Fifth Third or any Fifth Third Fund contained in the Registration Statement, the Prospectus, the N-1A Post-Effective Amendment or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Fifth Third or any Fifth Third Fund required to be stated therein or necessary to make the statements relating to Fifth Third or any Fifth Third Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Fifth Third. The Indemnified Parties will notify Fifth Third in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). Fifth Third shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if Fifth Third elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Fifth Third Funds' obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Fifth Third Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

         12. NO BROKER, ETC. Each of Fifth Third and Kent represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

         13. TERMINATION. Fifth Third and Kent may, by mutual consent of their respective trustees, terminate this Agreement, and Fifth Third or Kent, after consultation with counsel and by consent of their respective trustees and directors or an officer authorized by such trustees or directors, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2001, this Agreement shall automatically terminate on that date unless a later date is agreed to by Fifth Third and Kent.

         This Agreement may be terminated by Fifth Third if the conditions set forth in Section 9 are not satisfied as specified in that Section. This Agreement may be terminated by Kent if the conditions set forth in Section 10 are not satisfied as specified in that Section.

         Notwithstanding any other provision in this Agreement, in the event shareholder approval of this Agreement and the transactions contemplated by this Agreement is obtained with respect to only one or more Kent Funds but not all of the Kent Funds, Fifth Third and Kent agree to consummate those transactions with respect to those Kent Funds that have approved this Agreement and those transactions.

         14. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

         15. SOLE AGREEMENT; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

         16. FIFTH THIRD AGREEMENT AND DECLARATION OF TRUST Fifth Third is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Fifth Third personally, but bind only the assets of Fifth Third and all persons dealing with any series or funds of Fifth Third, such as the Fifth Third Funds, must look solely to the assets of Fifth Third belonging to such series or funds for the enforcement of any claims against Fifth Third.

         17. KENT AGREEMENT AND DECLARATION OF TRUST Kent is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Kent Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Kent personally, but bind only the assets of Kent and all persons dealing with any series or funds of Kent, such as the Kent Funds, must look solely to the assets of Kent belonging to such series or funds for the enforcement of any claims against Kent.

         This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                                              KENT FUNDS
                                              On Behalf of its Kent Funds


                                              By:
                                                 -------------------------------


                                              FIFTH THIRD FUNDS
                                              On Behalf of its Fifth Third Funds


                                              By:
                                                 -------------------------------



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